UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2018

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jerald K. Dittmer as President and Chief Executive Officer

Effective December 28, 2018, Flexsteel Industries, Inc. (the “Company”) appointed Jerald K. Dittmer to the position of President and Chief Executive Officer, replacing the current Interim President of the Company, Jeffrey T. Bertsch, who will continue to serve on the Board of Directors of the Company (the “Board”). Mr. Dittmer will also be appointed to the Company’s Board of Directors effective December 28, 2018.

Mr. Dittmer, 61, joins the Company from Austin Business Furniture, a contract furniture dealership in Austin, Texas, where he served as President and Chief Executive Officer since April 2018. From 1991 to 2018, Mr. Dittmer held various roles with HNI Corporation, a provider of office furniture and hearth products, including Senior Vice President of Strategic Development, President of HNI’s subsidiary HON Company, LLC, Vice President and Chief Financial Officer. Prior to 1991, Mr. Dittmer held audit roles with Arthur Andersen and PricewaterhouseCoopers, as well as plant and division controller roles with Crown Zellerbach and HAVI Corporation. Mr. Dittmer earned a Bachelor of Science in Industrial Administration from Iowa State University.

In connection with Mr. Dittmer’s appointment to the positions of President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Dittmer, dated as of December 17, 2018 to become effective December 28, 2018 (the “Dittmer Employment Agreement”). Pursuant to the Dittmer Employment Agreement, Mr. Dittmer will serve as the Company’s President and Chief Executive Officer and devote substantially all of his business time and attention to the Company and will receive a base annual compensation of $700,000, subject to adjustments within the discretion of the Board. In addition to his base annual compensation, Mr. Dittmer will be entitled to additional compensation as described below.

1.       A signing bonus in the form of (i) an option to purchase 30,000 shares of the common stuck under the Company’s Omnibus Stock Plan and (ii) an option to purchase 55,000 shares of common stock outside of any Company stock plan as an inducement grant under Nasdaq rules and under substantially similar terms to the Omnibus Stock Plan grant. The exercise price of these options will be the Company’s closing stock price on December 28, 2018 and will vest pursuant to the vesting schedule set forth in the Dittmer Employment Agreement.

2.       Mr. Dittmer will be eligible to participate in the Company’s Cash Incentive Plan with his initial participation set at 115% of his base salary at a target award. Mr. Dittmer’s participation for fiscal year 2019 will be prorated for days employed and the prorated amount of the award will be guaranteed at the target level and subject to increase if the target level is exceeded.

3.       Mr. Dittmer will be eligible to participate in the Company’s Long-Term Incentive Plan beginning with the July 1, 2019 through June 30, 2022 performance period with his participation set at 85% of his base salary at a target award.

4.       In lieu of an award under the Company’s Long-Term Incentive Plan for performance periods beginning before July 1, 2019, Mr. Dittmer will be granted a special hiring award of $750,000 in the form of a combination of Restricted Stock Units and Restricted Stock in an aggregate number based upon the average closing price for the ten trading days prior to December 28, 2018 and subject to the vesting schedule set forth in the Dittmer Employment Agreement.

Mr. Dittmer will be entitled to participate in all retirement plans, health plans, paid time off benefits and other employee benefits and policies made available by the Company to its officers and/or executive employees generally, as they may change from time to time. In addition, Mr. Dittmer will be entitled to participate in the Company’s supplemental health insurance plan and furniture program.

Mr. Dittmer will be paid $150,000, grossed up to cover federal and state income taxes and Medicare taxes, for all expenses related to relocating himself and his family to Dubuque, Iowa. If Mr. Dittmer terminates his employment prior to December 28, 2020, the $150,000 relocation expense payment, prorated for length of service, will be immediately reimbursed to the Company.

Under the Company’s Severance Plan for Management Employees, if the Company terminates Mr. Dittmer for other than cause, death, or disability, the Company will pay Mr. Dittmer an amount equivalent to twelve (12) months base salary plus an amount equal to the value of the cash incentive plan payment at target performance in the year of termination. The Company will also pay Mr. Dittmer a lump sum equal to twelve (12) months of health insurance premiums. A condition of the Dittmer Employment Agreement is that he execute a Confidentially and Noncompetition Agreement which in part prohibits Mr. Dittmer from competing with the Company for 12 months after termination.

The Dittmer Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference in response to this Item 5.02. A form of the Confidentiality and Noncompetition Agreement between the Company and Mr. Dittmer is attached hereto as Exhibit 10.2 and incorporated by reference in response to this Item 5.02. The foregoing descriptions of such agreements are qualified in their entirety by reference to the full text of such agreements.

A copy of the press release dated December 20, 2018, announcing the naming of Mr. Dittmer to the President and Chief Executive Officer positions, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Employment Agreement, dated as of December 17, 2018 by and between the Company and Jerald K. Dittmer

Exhibit 10.2 Form of Confidentiality and Noncompetition Agreement between the Company and Jerald K. Dittmer.

Exhibit 99.1 Press Release by Flexsteel Industries, Inc. on December 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	December 20, 2018	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer, Secretary and Treasurer
Principal Financial and Accounting Officer